UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2016

MEDICUS HOMECARE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55272	33-1227048
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Waiblingerstrasse 34, Stuttgart, Germany	70372
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	+49 157 894 69537

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 8, 2016, Beatmungspflege 24 GmbH, the wholly owned subsidiary of our company, entered into a consulting agreement with Leon Nowek. Pursuant to this agreement, Mr. Nowek shall assist us with respect to the financial recordkeeping and regulatory filings of Beatmungspflege 24 GmbH for a term of one year. In exchange for the services under the agreement, we agreed to compensate Mr. Nowek with €4,000 EUR per month and grant an option to acquire up to 1,000,000 common shares of our company at an exercise price of $0.20 for a period of two years expiring on January 8, 2018.

Item 9.01 Financial Statements and Exhibits.

10.1	Agreement with Beatmungspflege 24 GmbH and Mr. Nowek dated January 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICUS HOMECARE INC.

/s/Orhan Karahodza
Dr. Orhan Karahodza
President and Director
January 26, 2016